Exhibit 10.13
SECOND AMENDMENT TO
AMENDED AND RESTATED AGREEMENT OF LEASE
This SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LEASE (this "Second Amendment") is dated as of this 3 day of October, 2017, by and among THE CITY OF NEW YORK (AS SUCCESSOR IN INTEREST TO THE SOUTH STREET SEAPORT CORPORATION), a municipal corporation of the State of New York, having an address at City Hall, New York, New York 10007, as landlord (the "Landlord"), and SOUTH STREET SEAPORT LIMITED PARTNERSHIP (AS SUCCESSOR IN INTEREST TO SEAPORT MARKETPLACE, INC.), having an address at c/o The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, as tenant (the "Tenant").
RECITALS
1.    Landlord and Tenant are parties to an Amended and Restated Agreement of Lease dated as of June 27, 2013 (the “Original Lease”) with respect to the South Street Seaport Project as more particularly described therein, as amended by that certain First Amendment to Amended and Restated Agreement of Lease dated January 11, 2017 (the “First Amendment”, and the Original Lease as amended by the First Amendment, the “Marketplace Lease”).
2.    Landlord and Tenant desire to amend certain provisions of the Marketplace Lease with respect to the Office and Broadcast Studio Premises (as defined herein), the Studio Space (as hereinafter defined), the John Street Lot, and the Option Premises.
3.    In exchange for Landlord's agreement to amend the Marketplace Lease as described herein, Tenant has made certain agreements with respect to the renovation of certain property located in the Museum Block pursuant to a letter agreement dated hereof between Lease Administrator and Tenant.
NOW, THEREFORE, in consideration of the foregoing and the covenants of the Parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.    Definitions.
(a)    Unless otherwise defined herein, all capitalized terms as used herein shall have the respective meanings given to such terms in the Marketplace Lease.
(b)    The definitions of "Option Premises I" and "Option Premises II" are deleted in their entirety from Article 1 of the Original Lease.
(c)    The definition of “Option Premises” is deleted in its entirety, and substituted therefor is the following text: “ “Option Premises” has the meaning provided in Section 23.9(b) hereof.”
Section 2.    Amendments.
(a)    Section 10.2(d)(vi) of the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the following text:
“Section 10.2(d)(vi) “Permitted and Qualified Transferee” shall mean a Person who, at the time of a Transfer, (A) (1) together with any Affiliates has an aggregate net worth of at least $250,000,000 (increased annually after the date hereof at the rate of 3%) or (2) a long-term unsecured debt rating of "BB+" (or its equivalent) or better from a nationally recognized credit rating agency, (B) either (1) directly or through its Control Affiliates, owns and/or manages, and (i) has not less than seven (7) years' experience in the ownership and/or management of at least 1,500,000 square feet of retail space or (2) retains a Qualified Manager, (C) is of sufficient financial condition to perform the obligations to be assumed by such proposed Assignee, Landlord having been furnished with evidence reasonably satisfactory to Landlord of such financial condition; provided, however, that if the proposed Transferee complies with clause (A)(1) or (A)(2) above, it shall be deemed to satisfy this requirement; and (D) is not an Unqualified Person. Notwithstanding the forgoing, in the event of a Transfer of only Pier 17 or a portion thereof that includes the third and fourth floor areas indicated on Exhibit P, a Permitted or Qualified Transferee shall, in addition to the above requirements, have not less than seven (7) years’ experience in the ownership and/or management of at least 750,000 square feet of office and broadcast studio space or retains an entity which satisfies the foregoing requirements.”
(b)    Section 23.2(a) of the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the following text:
“ (a)    In recognition of the historic and cultural importance of the South Street Seaport and in fulfillment of the public purposes to which the development of the Project Premises is dedicated, throughout the Term, Tenant shall cause the Premises to be (i) maintained and continuously operated as a first-class, specialty retail marketplace including, without limitation, for the operation of a performance and entertainment venue or a cinema or movie theater facility, in accordance with the provisions of this Article, and in a manner at least equal to the current standards of operation of Faneuil Hall Marketplace in Boston and Harborplace in Baltimore; and (ii) used incidentally to the purposes permitted by clause (i) above to provide supporting clerical, administrative and executive offices (but not in excess of 10,000 square feet of Gross Leasable Area and only on the second or higher floor) therefor (the "Limited Office Use Area"); provided, however, from the date of this Second Amendment, the third and fourth floor areas indicated on Exhibit P as well as up to 2,000 square feet of Gross Leasable Area on the ground floor in order to provide access to the third and fourth floors (the “Office and Broadcast Studio Premises”) may be used by Tenant or any Subtenant as general executive and administrative office space or broadcast studio space and the area used as such shall not be counted as part of the Limited Office Use Area.”
(c)    The following text shall be inserted immediately following the first sentence of Section 23.2(c):
“To the extent that any portion(s) of the Office and Broadcast Studio Premises is (are) used as general executive and administrative office space or broadcast studio space, Tenant shall continuously, uninterruptedly, actively and
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diligently lease and manage such portion(s) in a manner consistent with a first-class office building or broadcast studio respectively.”
(d)    The following text is hereby deleted from Section 23.6 of the Marketplace Lease:
“, subject, however, to the provisions of subsection (d) of Section 23. 9 hereof”
(e)    Section 23.9 of the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the following text:
“Section 23.9 Option Premises.
(a)    If at any time:
(i)    any part of the Option Premises shall be or become vacant and shall not be relet for a period of six (6) months after the date that such space becomes vacant; or
(ii)    any part of the Option Premises shall be operated in nonconformity with the terms of this Article 23, or with respect to the Museum Premises, in nonconformity with Article 23 of the Museum Lease, as such provisions existed on June 29, 2012, and Tenant shall give notice to Landlord of such nonconforming use, then, (1) if any Subtenant shall remain in occupancy of such part, Landlord shall use best efforts to cause such nonconforming use to cease (which efforts shall include, if necessary, the institution of actions or proceedings to terminate the Sublease of such Subtenant and to recover possession of such part of the Option Premises), and (2) if Landlord shall recover possession of such part of the Option Premises, and if Landlord shall not have relet such vacant space for use and operation substantially in accordance with the terms of this Article 23, or with respect to the Museum Premises, in conformity with Article 23 of the Museum Lease, within six (6) months following the later of (x) Tenant’s aforesaid notice with respect to such part, and (y) Landlord’s recovery of possession of such part; then Tenant shall have the right and option, which it may exercise by notice to Landlord given at any time within either (A) sixty (60) days after the expiration of the aforesaid six (6) month period, or (B) if Landlord shall have issued an Option Trigger Notice, sixty (60) days after the issuance of the Option Trigger Notice, to lease from Landlord all or any such part of the Option Premises referred to above, under this Lease and upon and subject to all of the terms and conditions contained herein, except that the Base Rent, for each Fiscal Year, applicable to such part of the Option Premises shall be an amount equal to the fair market rental value of said premises at the time of the addition of said premises to the Premises demised hereunder, determined in accordance with an appraisal conducted in the manner provided in Article 36 hereof. The scope of said appraisal shall be prepared by Lease Administrator in accordance with its policies and reviewed and approved by Tenant, in its reasonable discretion. Landlord may elect to deliver to Tenant written notice of the occurrence of the events giving rise to Tenant's right and option to lease from Landlord all or any portion of the Option Premises (an "Option Trigger Notice"). If Tenant fails to timely exercise its option with respect to any portion of the Option Premises pursuant to this Section 23.9(a), such option shall be deemed expired and, notwithstanding any other provisions of this Article 23, such portion of the Option Premises may be used by Landlord, its tenants and/or its subtenants for any purposes
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permitted under the Zoning Resolution and the Brooklyn Bridge Southeast Urban Renewal Plan, as amended.
(b)    The term "Option Premises" shall mean the following portions of Landlord's Premises, as each is depicted on Exhibit A-4: (w) the first floor at Nos. 12 and 14 Fulton Street in Schermerhorn Row (except that then existing public circulation areas within No. 12 Fulton Street shall remain as public circulation areas), (x) the first and second floors of 133 Beekman Street, (y) the first floors at 207, 209, 211 Water Street, and (z) the first and second floors of 213-215 Water Street, other than a portion of each of those floors at 213-215 Water Street to be retained by Landlord (the "Retained Areas") for access to the other floors in such buildings, which such Retained Areas shall (i) be large enough to allow for elevators and stairs (such elevator and stairs to be separately demised and to be compliant with all applicable laws, rules, regulations and codes), as determined by Landlord in its reasonable discretion; and (ii) will be available for use by all tenants and occupants of the buildings, and their employees, guests and invitees.
(c)    Whenever Tenant shall elect to lease any portion of the Option Premises, the same shall be leased under this Marketplace Lease as aforesaid, and Landlord and Tenant shall enter into a modification of this Marketplace Lease setting forth the terms of such letting in accordance with the provisions of this Section 23.9; and Landlord and Tenant shall execute an amendment to memorandum of lease in recordable form adding such portion of the Option Premises.”
(f)    The proviso is hereby deleted from Section 23.10(d) of the Original Lease.
(g)    The proviso is hereby deleted from Section 23.10(e)(ii) of the Original Lease and replaced with:
“provided, however, if a Third Party John Street Sale fails to close within three hundred sixty (360) days after the John Street Exercise Period, then a second attempt to consummate a sale or lease of the John Street Lot within five years after the John Street Exercise Period shall again be subject to the provisions of this Section 23.10, but no further attempts shall be subject to said provisions”
(h)    The diagrams in Exhibit A-4 to the Marketplace Lease are hereby deleted and replaced with the diagrams in Exhibit 2 annexed hereto.
(i)    The first sentence of Exhibit E Part I (e) is hereby deleted and replaced with:
“Tenant’s janitorial staff shall be sufficient to maintain the Premises to a level of maintenance equal to that of a first-class specialty retail marketplace and, to the extent that any portion of the Project Premises is used as office space or broadcast studio space, to a level of maintenance equal to that for first-class office space or first-class broadcast studio space, respectively.”
(j)    The first sentence of Exhibit E Part I (f) is hereby deleted and replaced with:
“Tenant shall be responsible for supplying sufficient personnel to patrol all levels of the Market Block, Pier 17 Improvements and those portions of the Museum and Schermerhorn Row Blocks in the Project Premises as appropriate during the hours that
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the retail businesses within the marketplace are open and, to the extent that any portion of the Project Premises is used as office space or broadcast studio space, during the hours that such office space and broadcast studio space are open.”
(k)    Studio Space Sublease. Lease Administrator or its designee shall have the right and option, which it may exercise by written notice to Tenant at any time during the period commencing upon the full execution and delivery of this Second Amendment and ending on the second anniversary thereof to sublease from Tenant the space located in Suite 201 at 19 Fulton Street (the “Studio Space”), upon the terms and conditions more particularly set forth in Exhibit 3.
(l)    Additional Event of Default. Section 24.1 of the Marketplace Lease shall be amended with the following additional Event of Default:
“(r)    any breach of Tenant’s obligations under the attached letter agreement dated October 3, 2017 and attached as Exhibit 4 to the Second Amendment.”
Section 3.    Miscellaneous.
(a)    Neither this Second Amendment nor any provision hereof may be changed or canceled except by agreement in writing signed by the party (acting by a duly authorized partner or officer thereof if the party is a partnership or corporation) against whom any purported change is sought to be enforced.
(b)    This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(c)    Each of the signatories below represent that it has authority to sign on behalf of the party for which it signed and has the power to bind such party.
(d)    Except as expressly stated in this Second Amendment all terms and conditions of the Marketplace Lease shall remain in full force and effect, and upon execution of this Second Amendment, any references to the Marketplace Lease shall include this Second Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

THE CITY OF NEW YORK

	By:	/s/ Gregg Bishop
Name: Gregg Bishop
Title: Commissioner

Approved as to form:

/s/ Authorized Signatory
Acting Corporation Counsel

SOUTH STREET SEAPORT LIMITED PARTNERSHIP

By:
Name:
Title:

Attest:

/s/ Michael McSweeney
City Clerk

STATE OF NEW YORK     )
:  SS.:
COUNTY OF NEW YORK    )
On   9-25      , 2017, before me, the undersigned, personally appeared Gregg Bishop personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Andrew Schwartz
Notary Public

STATE OF NEW YORK     )
:  SS.:
COUNTY OF NEW YORK     )
On   9/29      , 2017, before me, the undersigned, personally appeared Michael McSweeney personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Wendy Irizarry-Lopez
Notary Public

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

THE CITY OF NEW YORK

By:
Name:
Title:

Approved as to form:

Acting Corporation Counsel

SOUTH STREET SEAPORT LIMITED PARTNERSHIP

	By:	/s/ Grant Herlitz
Name: Grant Herlitz
Title: President

Attest:

City Clerk

STATE OF NEW YORK     )
:  SS.:
COUNTY OF NEW YORK     )
On _______ __, 2017, before me, the undersigned, personally appeared ___________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF Texas     )
:  SS.:
COUNTY OF Dallas     )
On September 22, 2017, before me, the undersigned, personally appeared Grant Herlitz personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Marissa Henderson
Notary Public